Exhibit 10.198.1
AMENDMENT NO. 1 TO
LIMITED RECOURSE INTEREST INDUCEMENT AGREEMENT
     This Amendment No. 1 to Limited Recourse Interest Inducement Agreement (the “Amendment”) is effective as of March 7, 2006, and amends the LIMITED RECOURSE INTEREST INDUCEMENT AGREEMENT, dated as of February 22, 2006 (the “Agreement”), by and between The Immune Response Corporation, a Delaware corporation, and Spencer Trask Intellectual Capital Company, LLC.
     1. In the first WHEREAS clause of the Agreement, the number “$5,000,000” is amended to instead read “$8,000,000.”
     2. The third WHEREAS clause of the Agreement is amended and restated to read in its entirety as follows:
     “WHEREAS, in the event that the assets of the Company subject to the Security Agreement are insufficient to satisfy in full the obligations of the Company to the Investors upon an event of default under the Investor Notes, STIC will provide an additional interest to support the obligations of the Company to the designated Investors upon an event of default under up to $6,000,000 original principal amount of the Investor Notes pursuant to a certain Limited Recourse Interest Agreement, dated of even date herewith (the “Limited Recourse Interest Agreement”), executed by STIC in favor of the Agent, acting in its capacity as agent for the designated Investors.”
     3. Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect.
     4. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.
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     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment as of the date first written above.

THE IMMUNE RESPONSE CORPORATION

By:

Name:

Title:

SPENCER TRASK INTELLECTUAL CAPITAL COMPANY, LLC

By:

Name:

Title: